EXECUTION COPY

Exhibit 10.15

POLO RALPH LAUREN CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

          THIS AGREEMENT (the “Agreement”) is made effective as of the 8th day of June 2004 (the “Grant Date”), between Polo Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Mr. Ralph Lauren (the “Participant”).

R E C I T A L S:

          WHEREAS, the Company has adopted the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

          WHEREAS, the Company and the Participant have entered into an Amended and Restated Employment Agreement dated June 23, 2003 (such agreement, as amended from time to time, the “Employment Agreement”), which contemplates that the Committee will grant the Unit Award (as hereinafter defined) to the Participant; and

          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock unit award provided for herein (the “Unit Award”) to the Participant pursuant to the Plan and the terms set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

          1. Grant of the Restricted Stock Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Unit Award consisting of 100,000 restricted stock units (each, a “Unit”), subject to adjustment as set forth in the Plan. Each Unit represents the right to receive one share of Class A Common Stock of the Company (each, a “Share”). Each Unit shall vest and become nonforfeitable in accordance with Section 2 hereof.

          2. Vesting.

               (a) Each Unit shall vest and become nonforfeitable on the fifth (5th) anniversary of the Grant Date, subject to accelerated vesting as set forth in Section 2(b) hereof.

               (b) (i) If the Participant’s employment with the Company is terminated (a) due to Participant’s death or Disability (as defined below), (b) by the Company without Cause (as defined below), (c) by the Participant for Good Reason (as defined below) or (d) by the Participant without Good Reason (as defined below) on any date that is after the last day of the Company’s fiscal year that ends in the 2008 calendar year or (ii) if the Company elects not to extend the Term (as defined below) or (iii) in the event of a Change of Control (as defined in the Plan), then any then unvested Unit shall vest immediately and the Executive shall be entitled to payment in respect of such Unit in accordance with Section 3 hereof.

               (c) For purposes of this Agreement the terms “Disability,” “Cause,” “Good Reason” and “Term” shall have the respective meanings specified in the Employment Agreement.

          3. Distribution of Shares.

               (a) Subject to Section 3(c) hereof, as soon as practicable following the date of the Participant’s termination of employment with the Company or, if applicable, the date of a Change of Control (the applicable date being referred to as the “Termination Date”) (but in no event later than 90 days following the Termination Date), the Company shall issue and deliver to the Executive or to his estate, as applicable, one Share in respect of each whole Unit that is vested as of the Termination Date and cash in lieu of any vested fractional Unit (based on the fair market value per Share on the Termination Date). The Company shall deliver to the Participant or to his estate, as applicable, certificates in respect of such Shares along with the stock powers relating thereto.

               (b) Any Unit that remains unvested on the Termination Date, after taking into account any applicable acceleration of vesting of Units pursuant to Section 2(b) hereof, shall be forfeited to the Company and shall terminate immediately.

               (c) In accordance with rules and regulations prescribed by the Committee, the Executive may elect to defer the receipt of Shares otherwise issuable pursuant to Section 3(a) hereof.

          4. Rights as a Stockholder. Except as set forth in Section 5 hereof, neither the Participant nor Participant’s successor in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to the Units until such Shares have been issued to or in respect of the Participant following the Termination Date.

          5. Dividend Equivalents. In the event of any issuance of a cash dividend on the Shares (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an additional number of Units (each, a “Dividend Unit”) equal to the quotient obtained by dividing (a) the product of (i) the number of Units granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per Share, divided by (b) the fair market value per Share on the payment date for such Dividend, such quotient to be rounded to the nearest one-one hundredth of a Unit. Once credited, each Dividend Unit shall be treated as a Unit granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan. For purposes of the vesting schedule set forth in Section 3 hereof, each Dividend Unit credited hereunder shall be treated as having been granted on the Grant Date.

          6. Unit Award Subject to the Plan. By accepting this Agreement and the Unit Award evidenced hereby, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Unit Award is subject to the Plan. The terms and provisions of the Plan as amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

          7. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

          8. Transferability. Except as expressly contemplated in this Agreement, the Units may not at any time be sold, assigned, transferred, pledged or otherwise encumbered.

          9. Withholding. By accepting this Unit Award, the Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements, including the payment to the Company of all such taxes and requirements in connection with the distribution or delivery of the Shares, or other settlement in respect of the Units, and the Company shall be authorized to take such action as may be necessary in the opinion of the Company’s counsel (including, without limitation, withholding Shares otherwise deliverable to Participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes; provided, however, that in no event shall the value of Shares so withheld by the Company exceed the minimum withholding rates required by applicable statutes.

          10. Securities Laws. Prior to issuance and delivery of any Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

          11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the

Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

          12. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          13. Authority of Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding.

          14. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF STATE OF THE NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Participant has hereunto set his hand, effective as of the Grant Date.

POLO RALPH LAUREN CORPORATION

By:	/s/ Mitchell A. Kosh

Mitchell A. Kosh
Senior Vice President — Human Resources

/s/ Ralph Lauren

Participant: Ralph Lauren

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